                                                                   EXHIBIT 99(g)

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

            The  undersigned  acknowledge(s)  receipt  of  your  letter  and the enclosed  materials referred to therein relating to the offering of subscription rights  ("Subscription  Rights")  and  underlying  Common  Shares  (the  "Common
Shares") of Lynch Corporation.

            This will instruct you whether to exercise the  Subscription  Rights to purchase Common Shares  distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related  "Instructions  as to Use of Subscription Certificates."

            Box 1. |_|  Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Common Shares.

            Box 2. |_|  Please EXERCISE SUBSCRIPTION RIGHTS for Common Shares.

                     Number of Shares     Subscription Price       Payment
                     ----------------     ------------------       -------

Basic Subscription
Privilege             ______________     X     [_______]    =    $___________(line 1)

Oversubscription
Privilege             ______________     X     [_______]    =    $__________(line 2)
_
           Total Payment Required (Sum of lines 1 and 2)    =    $__________

            Box 3. |_|  Payment in the following amount is enclosed $__________.
                        (This  amount  must  equal the  amount  set forth  under
                        "Total Payment Required" above).

            Box 4. |_|  Please  deduct   payment  from  the  following   account
                        maintained by you as follows:

______________________________________    ______________________________________
Type of Account                           Account No.

Amount to be deducted: $______________    ______________________________________
                                          ______________________________________
                                          Signature(s)

                                          Please type or print
                                          name(s) below:
                                          ______________________________________
                                          ______________________________________

Date: ________, 2005